EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, $0.05 par value, of Culp, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 16, 2010.

PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC

By:	Praesidium Advisors, LLC,
its general partner

	By:	/s/ Kevin Oram

		Name:	Kevin Oram
		Title:	Managing Member

KEVIN ORAM

By:	/s/ Kevin Oram

PETER UDDO

By:	/s/ Peter Uddo

Annex A
Except as set forth below, there have been no transactions in the Common Stock by the Reporting Persons or, to the knowledge of the Reporting Persons, by any of the other persons named in Item 2 during the past sixty days.
During the past sixty days, the Reporting Persons effected the following purchases of shares of Common Stock in open market transactions:

Settlement Date	Amount	Price
10-Nov-09	(100.00)	6
13-Nov-09	(5,000.00)	6.0602
13-Nov-09	(5,000.00)	6.0654
13-Nov-09	(10,000.00)	6.0601
16-Nov-09	(9,798.00)	6.0826
10-Dec-09	(2,500.00)	8.8086
10-Dec-09	(2,500.00)	8.8094
10-Dec-09	(5,000.00)	8.8031
11-Dec-09	(1,000.00)	8.96
17-Dec-09	(10,390.00)	8.9194
22-Dec-09	(900.00)	8.9345
24-Dec-09	(2,034.00)	8.9348
28-Dec-09	(5,000.00)	9.0032
28-Dec-09	(2,540.00)	9.0067
29-Dec-09	(3,100.00)	9.05
31-Dec-09	(500.00)	9.65
31-Dec-09	(10,000.00)	9.4112
31-Dec-09	(10,000.00)	9.5309
4-Jan-10	(10,000.00)	9.7979
5-Jan-10	(5,000.00)	9.7